Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anil Arora, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report of Yodlee, Inc. on Form 10-Q for the fiscal quarter ended March  31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Yodlee, Inc.

Date: May 7, 2014

By:	/s/ ANIL ARORA
Name:	Anil Arora
Title:	Director, President and Chief Executive Officer

I, Michael Armsby, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report of Yodlee, Inc. on Form 10-Q for the fiscal quarter ended March  31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Yodlee, Inc.

Date: May 7, 2014

By:	/s/ MICHAEL ARMSBY
Name:	Michael Armsby
Title:	Chief Financial Officer